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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 22, 2005, in the Amendment No. 3 to the Registration Statement (Form S-1) and related prospectus of Golf Galaxy, Inc. for the registration of its common stock.

/s/ ERNST & YOUNG LLP Minneapolis, Minnesota July 26, 2005

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Consent of Independent Registered Public Accounting Firm